Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573

                              Prospectus Supplement
                              Dated August 13, 1999

     The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following table under the heading "Selling Securityholders" on page 25:


                                                              Principal Amount
     Selling Securityholders                                 of Registered Notes
     -----------------------                                 -------------------

American Fidelity Assurance Company ............................         170,000
American Public Entity Excess Pool .............................          40,000
American Republic Insurance Company ............................         380,000
Associated Electric & Gas Insurance Services Limited ...........         480,000
AXP Variable Portfolio--Bond Fund ..............................         250,000
AXP Variable Portfolio--Managed Fund ...........................         600,000
AXP Bond Fund, Inc .............................................       1,400,000
Baltimore Life Insurance Company ...............................         130,000
Banque Nationale De Paris ......................................         500,000
BS Debt Income Fund - Class A ..................................          10,000
CALAMOS(R)Convertible Fund-CALAMOS(R)Investment Trust ..........       2,277,000
CALAMOS(R)Convertible Portfolio-CALAMOS(R)Advisors Trust .......          10,000
CALAMOS(R)Global Growth and Income Fund-CALAMOS(R)
   Investment Trust ............................................         140,000
CALAMOS(R)Growth and Income Fund-CALAMOS(R)Investment Trust ....         425,000
CALAMOS(R)Market Neutral Fund-CALAMOS(R)Investment Trust .......          20,000
Central States Life Insurance Company of Omaha .................         250,000
Century National Insurance Company .............................         700,000
City of Knoxville Pension System ...............................         616,000
Champion International Corporation Master Retirement Trust .....       2,150,000
Chrysler Corporation Master Retirement Trust ...................       4,285,000
CIBC World Markets International Arbitrage Corp ................       8,000,000
Convexity Partners .............................................         300,000
CSA Fraternal Life Insurance Company ...........................          60,000
Delta Airlines Master Trust1 ...................................       5,785,000
Dorinco Reinsurance Company ....................................       1,500,000
Employee Benefit Convertible Securities Fund ...................         340,000
Equity & Convertible Fund ......................................       1,720,000
Farmers Home Mutual Insurance Company ..........................         140,000
Fort Dearborn Life Insurance Company ...........................         200,000
Frontier Insurance Company .....................................         500,000
General Electric Mortgage Insurance Corporation ................       4,500,000
Genesee County Employees' Retirement System ....................         575,000
Greek Catholic Union ...........................................          35,000
Guaranty Income Life Insurance Company .........................         400,000
Indiana Lumbermens Mutual Insurance ............................         400,000
Integrity Mutual Insurance Company .............................         290,000
ISBA Mutual Insurance Company ..................................         100,000
Jackson County Employees' Retirement System ....................         450,000
Julius Baer Securities .........................................       1,125,000
Kettering Medical Center Funded Depreciation Account ...........         165,000
Knoxville Utilities Board Retirement System ....................         424,000
Lipper Convertibles, L.P. ......................................       7,850,000
Lipper Offshore Convertibles, L.P. .............................      18,930,000
Lipper Offshore Convertibles, L.P. #2 ..........................       1,300,000
Lipper Convertibles Series II, L.P. ............................       1,050,000
Macomb County Employees' Retirement System .....................         375,000
McMahan Securities Company, L.P. ...............................         100,000
Medmarc Insurance Company ......................................         200,000
Merrill Lynch, Pierce, Fenner & Smith, Inc. ....................       1,085,000
Michigan Mutual Insurance Company ..............................         440,000
Millville Mutual Insurance Company .............................         100,000
Morgan Stanley Dean Witter2 ....................................       5,000,000
Motion Picture Industry Health Plan--Active Member Fund ........         520,000
Motion Picture Industry Health Plan--Retiree Member Fund .......         260,000
MSC Life .......................................................          20,000
National Union Fire Insurance Co. of Pittsburgh ................       1,000,000
Nations Capital Income Fund ....................................       3,600,000
NCMIC ..........................................................         220,000
New Era Life Insurance Company .................................         150,000
New York Life Insurance Company ................................      11,200,000
New York Life Insurance and Annuity Corporation ................       2,000,000
Oak Casualty Insurance Company .................................          50,000
OCM Convertible Limited Partnership ............................         110,000
OCM Convertible Trust ..........................................       2,345,000
Old Guard Insurance Company ....................................         200,000
Pacific Innovations Trust Capital Income Fund ..................         340,000
Partner Reinsurance Company Ltd. ...............................         455,000
Physicians' Reciprocal Insurers Account #7 .....................       3,250,000
Port Authority of Allegheny County Retirement and
  Disability Allowance Plan for the Employees Represented
  by Local 85 of the Amalgamated Transit Union .................       2,000,000
Premera Blue Cross .............................................       1,500,000
Premera Health Plus ............................................         100,000
Quattro Offshore Fund Ltd. .....................................       1,000,000
Raytheon Company Master Pension Trust ..........................       2,025,000
Secura Insurance, A Mutual Company .............................         210,000
Southern Farm Bureau Life Insurance Company ....................       1,400,000
SPT ............................................................       1,900,000
State Employees' Retirement Fund of the State of Delaware ......       1,495,000
Texas Builders Insurance Company ...............................          60,000
Texas Hospital Insurance Exchange ..............................          20,000
The Dow Chemical Company Employees' Retirement Plan ............       3,725,000
The Fondren Foundation .........................................         130,000
The TCW Group, Inc. ............................................      25,725,000
The Travelers Indemnity Company ................................       3,360,000
The Travelers Insurance Company ................................       2,146,000
The Travelers Insurance Company Separate Account TLAC ..........         252,000
The Travelers Series Managed Assets Trust ......................         121,000
The Travelers Series Trust Convertible Bond Portfolio ..........         121,000
Unifi, Inc. Profit Sharing Plan and Trust ......................         230,000
United Food and Commercial Workers Local 1262 and
  Employers Pension Fund .......................................         900,000
Vanguard Convertible Securities Fund, Inc. .....................       3,145,000
Van Waters & Rogers, Inc. Retirement Plan (f.k.a.
  Univar Corporation) ..........................................         545,000
Westfield Life Insurance Company ...............................         700,000
Westward Life Insurance Company ................................         130,000
Wisconsin Mutual Insurance Company .............................          90,000
Zazove Convertible Securities Fund, Inc. .......................       1,200,000
----------------------------------------------------------------     -----------
Total ..........................................................     158,222,000
                                                                     ===========

-------------------------
1 Calamos(R) Asset Management, Inc. manages $4,045,000 of the notes beneficially owned by Delta Airlines Master Trust, and Oaktree Capital Management, LLC manages $1,740,000 of the notes beneficially owned by Delta Airlines Master Trust.

2 Morgan Stanley & Co. Incorporated, an affiliate of Morgan Stanley Dean Witter, was an initial purchaser of the 1.87% Convertible Subordinated Notes due 2006, when the notes were originally sold in a private placement. In addition, Morgan Stanley & Co. Incorporated was also an initial purchaser of Interpublic's 1.80% Convertible Subordinated Notes due 2004 when those notes were originally sold in a private placement. As of August 9, 1999, Morgan Stanley Dean Witter held $1,383,000.00 of Interpublic's 1.80% Convertible Subordinated Notes due 2004.